EXHIBIT 16




                                MARK COHEN C.P.A.
                           1772 East Trafalgar Circle
                              Hollywood, Fl 33020
                                (954) 922 - 6042
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                                                                  March 12, 2004




Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

         Re:   ROO Group, Inc. (fka Virilitec Industries, Inc.)
               File Reference No. 0-25659


Dear SEC Representative:

         I have read the statements regarding the recent change of auditors that I understand ROO Group, Inc. (fka Virilitec Industries, Inc.) will include under
Item 4 of the Form 8-K/A report it will file. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,



/s/ Mark Cohen
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Mark Cohen, C.P.A.
A Sole Proprietor Firm